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                                                                 EXHIBIT 10.9

                              FUNDING AGREEMENT


FUNDING AGREEMENT made this ___ day of July, 1997 by and among SFORZA ENTERPRISES INC., a Florida corporation ("SEI"), MAX'S BEACH GRILL, LTD., a Florida limited partnership ("Beach Place"), UNIQUE BRICKELL LTD., a Florida limited partnership ("Las Olas"), UNIQUE WESTON LTD., a Florida limited partnership ("Weston"), DENNIS MAX, UNIQUE RESTAURANT CONCEPTS, INC., a Florida corporation ("URCI"), and UNIQUE RESTAURANT CONCEPTS, LTD., a Florida limited partnership ("URCL").

                                  RECITALS:

A. SEI is in the process of registering shares of its common stock with the Securities and Exchange Commission (the "S.E.C.") for purposes of effecting an initial public offering (the "I.P.O.") to raise at least four million dollars ($4,000,000).

B. Each of Beach Place, Las Olas and Weston owns a restaurant that replicates the Max's Grille concept originated by the Max's Grille in Mizner Park, Boca Raton, Florida and which is named Max's Grille (or a derivative thereof). Beach Place's restaurant has recently opened and the other two are being developed. The principals of such companies are actively searching for another site for a fourth new restaurant, also to replicate the Max's Grille concept, ownership of which shall reside in a distinct entity. (Beach Place, Las Olas, Weston and such distinct entity are sometimes collectively referred to herein as the "Grille Companies".)

C. SEI has agreed to devote two million dollars ($2,000,000) of the I.P.O. proceeds to fund the construction expenses incurred by the Grille Companies in exchange for a fifty percent (50%) equity interest in each of the Grille Companies, in accordance with the following.

NOW, THEREFORE, based on the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. As soon as possible following the execution hereof, the Grille Companies shall deliver to SEI subscription agreements in form reasonably satisfactory to SEI's counsel describing the subscription by SEI for a fifty percent (50%) equity interest in each of the Grille Companies with protection against dilution. To enable SEI to conduct due diligence with respect to such subscriptions, the Grille Companies shall simultaneously furnish SEI's counsel with copies of their Articles of Limited Partnership and Agreements of Limited Partnership, and the Articles of Incorporation, Bylaws, Subscription Agreements, issued stock certificates, and minutes of meetings of directors and shareholders and written consents in lieu thereof of their respective corporate general partners, and other items requested by such counsel.


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SEI's counsel shall expeditiously review the documentation and work diligently to reach agreement on all issues arising thereunder so that a closing may occur. Once two million dollars ($2,000,000) in net proceeds of the I.P.O. have been delivered to SEI, SEI shall establish an escrow account and deposit such sum therein earmarked as the Grille Companies Construction Fund. A closing then shall be set for a mutually convenient time to take place at the office of SEI's counsel in West Palm Beach, Florida at which the Grille Companies Construction Fund shall be exchanged for certificates evidencing the above-described equity interests. At such closing and for so long thereafter as Max and his designees comprise a majority of the Board of Directors of SEI as contemplated by Section 2 below, designees of SEI who are acceptable to the Grille Companies shall be appointed to serve on each of the Grille Companies' corporate general partners' Boards of Directors such that such designees represent the majority of directors in each case. SEI shall relinquish control of the Grille Companies' Board of Directors immediately following any event which results in Max and his designees no longer comprising a majority of SEI's Board of Directors.

2. At the closing referenced above, the directors of SEI shall appoint such designees of Max who are reasonably acceptable to them to the SEI Board of Directors such that such designees represent the majority of directors of SEI. Joseph C. Visconti, Dale J. Brisson and Gerald J. Visconti, by execution of the attached Joinder, shall agree to vote their shares of the capital stock of SEI and to take such other action as required to accomplish the foregoing.

3. The Grille Companies agree to use the subscription funds to cover the expenses of construction and opening of their Max's Grille restaurants. The parties recognize that construction and opening expenses will vary for each restaurant as will the timing of incurrence and therefore the Grille Companies agree that they shall appoint and entrust Max to disburse the subscription funds in the manner he deems most equitable and in the collective best interests of the Grille Companies.

4. URCI shall manage each of the Grille Companies for so long as SEI owns an equity interest therein for a fee less than that historically charged by URCI for management, calculated to cover the additional administrative expenses incurred by URCI.

5. In the event the I.P.O. has not resulted in net proceeds to SEI of at least two million dollars ($2,000,000) by September 30, 1997 thereby enabling funding of the Grille Companies Construction Fund, this Agreement shall terminate without further action.

6. SEI shall grant URCL an option exercisable through December 31, 1999 to purchase one hundred fifty thousand (150,000) shares of SEI common stock for an exercise price of two dollars and fif-


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ty cents ($2.50) per share. Said option shall be evidenced by a Stock Option
Agreement containing incidental registration rights in the form attached hereto.

7. In the event that the Grille Companies, Max, URCL or URCI willfully fails or refuses to comply with its respective obligations hereunder and as a result thereof SEI must amend its registration statement as filed to delete this transaction therefrom, then such parties, jointly and severally, shall reimburse SEI, as liquidated damages, for SEI's extraordinary legal, accounting, printing, underwriting and filing fees incurred in the I.P.O. as a result of such action or inaction. All such parties agree that such liquidated damages would be just compensation for such action and/or inaction.

8. Neither Max, URCI or URCL (the "URC Parties") shall be obligated actively to participate in SEI's I.P.O. activities, except that (a) the URC Parties shall promptly provide information reasonably requested by SEI for inclusion in the registration statement, which information need not include financial data except as required by the S.E.C. with respect to the Grille Companies and, to the extent accounting or other expenses are incurred in connection therewith, same shall be paid for by SEI, and (b) Max shall make a presentation regarding the Max's Grille concept and expansion plans for same at a dinner meeting at Max's Grille in Boca Raton to be sponsored by SEI after the registration statement is filed and to which only securities brokers and dealers, not investors, shall be invited.

9. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any conflicting prior or contemporaneous agreements. This Agreement may not be orally modified and no modification of any provision hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

10. The parties hereto acknowledge that following the closing described in
Section 1 above, it would be impossible to determine the amount of damage that would result from the breach by any of them of the provisions of this Agreement and that the remedy at law for breach of any of such provisions would likely be inadequate and accordingly agree that the non-breaching parties shall, in addition to any other rights or remedies they may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of or restrain any of the other parties from violating any of such provisions. In connection with any action or proceeding for injunctive relief, each of the parties hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees to the maximum extent permitted by law to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security


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against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

11. All expenses incurred by any party in enforcing its rights hereunder in litigation or preparatory thereto shall be paid by the breaching parties, which shall be jointly and severally responsible therefor.

12. Each of the parties hereto is sophisticated and has had the opportunity to be represented by counsel in the negotiation and preparation hereof. Accordingly, each party hereto acknowledges that presumptions relating to the interpretation of contractual provisions against the drafter thereof are not applicable to this Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

                                                SFORZA ENTERPRISES INC.


                                                By:
                                                   ----------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------

                                                MAX'S BEACH GRILL, LTD. by
                                                Max's Beach Grill, Inc., its
                                                general partner


                                                By:
                                                   ----------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------

                                                UNIQUE BRICKELL LTD., by Uni-
                                                que Brickell, Inc., its gener-
                                                al partner


                                                By:
                                                   ----------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------

                                                UNIQUE WESTON LTD., by Unique
                                                Weston, Inc., its general
                                                partner


                                                By:
                                                   ----------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------


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                                                -------------------------------
                                                DENNIS MAX


                                                UNIQUE RESTAURANT CONCEPTS,
                                                LTD., by Unique Restaurants,
                                                Inc., its general partner


                                                By:
                                                   ----------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------


                                                UNIQUE RESTAURANT CONCEPTS,
                                                INC.


                                                By:
                                                   ----------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------


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